As filed with the Securities and Exchange Commission on December 4, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________________

REMARK MEDIA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	4899 (Primary Standard Industrial Classification Code Number)	33-1135689 (I.R.S. Employer Identification Number)

Remark Media, Inc.
3930 Howard Hughes Parkway, Suite 400
Las Vegas, Nevada 89169
(702) 701-9514
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
____________________________

With a copy to:

Robert H. Friedman, Esq.
Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Telephone: (212) 451-2300
Facsimile: (212) 451-2222
(Name, Address Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
____________________________

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

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CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price(2)	Propose Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	4,384,616(3)	$4.85	$21,265,387.60	$2,471.04

(1)
Pursuant to Rule 416 under the Securities Act of 1933, the securities being registered hereunder include such indeterminate number of additional securities as may from time to time be issued at currently indeterminate prices and as may be issuable as a result of stock splits, stock dividends or similar transactions with respect to the securities being registered hereunder.

(2)
The offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low reported sale prices of our common stock on December 1, 2014, as reported on the NASDAQ Capital Market.

(3)
Represents shares issuable upon conversion or redemption of 250 shares of Series A Preferred Stock issuable under the terms of a Stock Purchase Agreement dated November 17, 2014, and at the issuer’s sole and absolute discretion, in payment of dividends and any “embedded derivative liability” on such shares of Series A Preferred Stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed.  The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 4, 2014

___________________________

Remark Media, Inc.

4,384,616 Shares of Common Stock
___________________________

This prospectus relates to the sale, from time to time following the date hereof, of up to 4,384,616 shares of the common stock, par value $0.001 per share, of Remark Media, Inc. by the selling stockholder named in this prospectus.  The shares of common stock being offered by the selling stockholder consist of (i) up to 384,616 shares of common stock issuable upon conversion or redemption of 250 shares of Series A Preferred Stock issuable to the selling stockholder under the terms of a Stock Purchase Agreement dated November 17, 2014 and (ii) up to 4,000,000 shares of common stock that may be issued, at our sole and absolute discretion, in payment of dividends and any Embedded Derivative Liability (as defined below) on such shares of Series A Preferred Stock.

We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder.  See “Use of Proceeds.”  We will bear all costs relating to the registration of the shares, and the selling stockholder will bear all commissions and discounts, if any, attributable to the sales of the shares.

The selling stockholder or its pledgees, donees, transferees or successors-in-interest may offer and sell or otherwise dispose of any or all of their shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.  See “Plan of Distribution” beginning on page 10 for more information about how the selling stockholder may sell or dispose of its shares.

Our common stock is traded on the NASDAQ Capital Market under the symbol “MARK.”  The last reported sales price of our common stock on the NASDAQ Capital Market on December 1, 2014 was $4.71 per share.

Investing in our common stock involves a high degree of risk.  You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus before investing in our common stock.
___________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _________ __, 2014

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process or continuous offering process.  Under this shelf registration process, the selling stockholder or its permitted pledgees, assignees and successors-in-interest may from time to time sell the securities described in this prospectus in one or more offerings.

It is important for you to read and consider all information contained in this prospectus in making your investment decision.  You should also read and consider the information contained in the documents identified under the headings “Information Incorporated by Reference” and “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering.  We have not, and the selling stockholder has not, authorized any other person to provide you with additional or different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not, and the selling stockholder is not, making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.  You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than as of the date of this prospectus, or in the case of the documents incorporated by reference, the date of such documents, regardless of the time of delivery of this prospectus or any sale of our securities.  Our business, financial condition, results of operations and prospects may have changed since that date.

As used in this prospectus, unless the context requires otherwise, (i) references to “selling stockholder” refer to that stockholder listed herein in the section titled “Selling Stockholder” beginning on page 8 of this prospectus and its donees, pledgees, transferees or other successors-in-interest, (ii) references to “Remark Media,” “the Company,” “we,” “us” or “our” refer to Remark Media, Inc. and its subsidiaries, (iii) references to our “common stock” refer to the common stock of the Company, par value $0.001 per share, and (iv) references to our “Series A Preferred Stock” refer to a new class of Series A Preferred Stock of the Company, par value $0.001 per share.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus.  This summary may not contain all the information that you should consider before determining whether to invest in our securities.  You should read the entire prospectus carefully, including the information included in the “Risk Factors” section, as well as our consolidated financial statements, notes to the consolidated financial statements and the other information incorporated by reference into this prospectus, before making an investment decision.

Remark Media, Inc.

Overview

Remark Media is a global digital media company focusing on the 18-to-34 year old demographic in primarily the United States and Asia.  We are headquartered in Las Vegas, Nevada, with additional operations in Beijing, China and Sao Paulo, Brazil.  We are listed on the NASDAQ Capital Market under the symbol “MARK”.  The Company provides unique and dynamic digital media experiences across multiple verticals, with a focus on compelling content, trusted brands, and valuable resources for consumers.

Our Business

We own and operate digital media properties in a number of different content verticals.  Our content verticals presently include: (i) our education vertical, encompassing the translated and localized additions of HowStuffWorks.com in China and Brazil; (ii) our personal finance vertical, encompassing Banks.com, US Tax Center at www.irs.com, FileLater.com, TaxExtension.com and TaxExtension.org; (iii) our young adult lifestyle vertical, including Bikini.com; (iv) our sports vertical, providing original sports and entertainment content; and (v) our travel vertical, including Roomlia, a mobile hotel booking application.  Additionally, we aim to acquire, develop and launch other content, social and ecommerce websites focused on the 18-to-34 year old demographic, primarily in the United States and Asia.

HowStuffWorks International

BoWenWang (www.bowenwang.cn) is a Chinese language portal that provides a broad array of engaging, informative content, covering everything from sports, entertainment, the arts, technology, and health.  Published from Beijing since June 2008, BoWenWang is the exclusive digital publisher in China of translated and localized articles from Discovery Communications HowStuffWorks family of content.

ComoTudoFunciona (hsw.com.br) is a Brazilian portal designed to inform and engage on a vast array of subjects, ranging from cultural events, athletics, entertainment, science, technology, and travel.  Published in Sao Paulo, the Portuguese-language site is the exclusive digital publisher in Brazil of translated and localized articles from Discovery Communications HowStuffWorks family of content.

Personal Finance

Banks.com is an action-oriented resource for users searching for relevant news and information on financial institutions and products.  Users are able to compare rates and take action on financial products, such as mortgages and savings accounts.

US Tax Center at www.irs.com offers information about U.S. tax matters while providing access to tax related information and services.

FileLater.com and TaxExtenion.com are ecommerce businesses that assist taxpayers with filing official business and personal tax extensions with the Internal Revenue Service through an online platform.

Young Adult Life

Bikini.com is an aspirational beach lifestyle destination for 18-to-34 year old women featuring original editorial content covering the latest in fashion, beauty, travel, and health and fitness trends.  In November 2013, the Company added retail ecommerce to the site, with the introduction of a swimwear and accessories boutique selling a carefully curated collection with the latest in must have seasonal trends.  In April 2014, the Company launched Bikini.com’s mobile application, which offers the same content found on the website, with a unique and dynamic mobile design, compatible across multiple devices.

Sports

We seek to develop and acquire the rights to original sports and entertainment content for the evolving Chinese media market and the global market.  In September 2013, we signed an agreement with PPTV, a leading streaming video platform in the Chinese market, to become the exclusive content partner for China’s first streaming video Boxing Channel.  We currently are exploring additional acquisition opportunities in this area.

Travel

Roomlia, which we acquired in May 2014, is engaged in the business of developing, owning and operating mobile hotel booking applications.  Roomlia initially launched with 10 cities and now offers hotel bookings for 30 cities. On July 11, 2014, Roomlia officially launched its partnership with HBSi to offer two-way seamless connectivity to hotels. Roomlia also added two-way connectivity with TravelClick on August 14, 2014. On September 16, 2014, Roomlia released its hotel booking app on Android allowing consumers access to Roomlia on iOS and the Android platforms. On October 24, 2014, Roomlia filed a patent with the United States Patent and Trademark Office for its proprietary hotel merchandising system.

New Business Development

We are in the process of developing a social media app to link all major social media networks (e.g., Tencent QQ, Sina Weibo, Instagram, DaZhong DianPing, Douban) from a front end and back end perspective.  We believe that this app (code name “Project Dragon”, official name to be determined) will be the first of its kind and we expect to launch the app in China in the next 90 days, with a plan to expand globally.  We have spent approximately $200 thousand on third party development of this app through the end of the third quarter of 2014 and expect capital requirements to increase during 2015.

Stock Purchase Agreement with the Selling Stockholder

On November 17, 2014, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Discover Growth Fund, a Cayman Islands exempted mutual fund (referred to herein as the selling stockholder).  Pursuant to the Purchase Agreement, the Company agreed to issue and sell to the selling stockholder 250 shares of a new class of Series A Preferred Stock, convertible into shares of common stock at a fixed conversion price of $6.50 per share (the “Conversion Price”), for a total purchase price of $2,500,000.00, subject to the satisfaction of certain closing conditions.  These closing conditions include conditions customary for transactions of this type as well as (i) approval by the Company’s stockholders of the Purchase Agreement in accordance with the requirements of NASDAQ Listing Rule 5635(d) and (ii) the staff of the Securities and Exchange Commission (the “SEC”) indicating that it is willing to declare effective a registration statement registering the shares of common stock issuable under the terms of the Series A Preferred Stock.  The Purchase Agreement will terminate automatically if the closing has not occurred on or before February 15, 2015.  Series A Preferred Stock purchased by the selling stockholder will be non-transferable.

The terms of the Series A Preferred Stock are set forth in a Certificate of Designations in the form attached as an exhibit to the Purchase Agreement (the “Certificate of Designations”), to be filed with the Secretary of State of the State of Delaware prior to the closing.  A summary of the material terms of the Series A Preferred Stock is set forth in this prospectus in the section titled “Description of Capital Stock – Series A Preferred Stock”.

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement with the selling stockholder (the “Registration Rights Agreement”), providing that the Company will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement covering the resale by the selling stockholder of (x) up to 384,616 shares of common stock issuable upon conversion or redemption of the Series A Preferred Stock to be sold under the Purchase Agreement and (y) up to 4,000,000 shares of common stock that may be issued, at the Company’s sole and absolute discretion, in payment of dividends or Embedded Derivative Liability with respect to such shares of Series A Preferred Stock, and maintain the effectiveness of such registration statement until all shares have been resold or may be resold pursuant to Rule 144 (“Rule 144”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), without restriction.  This prospectus covers the resale of such shares.

Corporate Information

We were incorporated as “HSW International, Inc.” under the laws of the State of Delaware in March 2006, and changed our name to “Remark Media, Inc.” in December 2011.  Our corporate headquarters are located at 3930 Howard Hughes Parkway, Suite 400, Las Vegas, Nevada 89169 and our telephone number is (702) 701-9514.  Our website is www.remarkmedia.com.  The information contained on, or that can be accessed through, our website is not a part of this prospectus.

The Offering

Common stock outstanding prior to the offering	12,852,255 shares

Common stock that may be offered by the selling stockholder
4,384,616 shares, consisting of (i) up to 384,616 shares of common stock issuable upon the conversion or redemption of 250 shares of Series A Preferred Stock issuable to the selling stockholder under the terms of the Purchase Agreement and (ii) up to 4,000,000 shares of common stock that may be issued, at our sole and absolute discretion, in payment of dividends and any Embedded Derivative Liability on such shares of Series A Preferred Stock.

Use of proceeds
We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder.  We expect to use any such proceeds for general corporate purposes.

NASDAQ Symbol	MARK

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 for a discussion of information that should be considered before investing in our common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk.  You should carefully consider the following risk factors, as well as those set forth in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as amended, which are incorporated by reference into this prospectus, as well as the other information set forth in this prospectus and the documents incorporated by reference herein, before deciding whether to invest in our common stock.  Additional risks and uncertainties that we are unaware of may become important factors that affect us.  If any of these risks actually occur, our business, financial condition or operating results may suffer, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Common Stock

Our stock price has fluctuated considerably and is likely to remain volatile, in part due to the limited market for our common stock.

From January 1, 2013, through December 1, 2014, the high and low sales prices for our common stock were $9.11 and $4.02, respectively.  There is a limited public market for our common stock, and we cannot provide assurances that a more active trading market will develop.  As a result of low trading volume in our common stock, the purchase or sale of a relatively small number of shares could result in significant share price fluctuations.

The concentration of our stock ownership may limit individual stockholder ability to influence corporate matters.

As of December 1, 2014, our Chairman and Chief Executive Officer, Kai-Shing Tao, may be deemed to beneficially own 5,931,907 shares, or 40.2% of our common stock, and InfoSpace LLC, a wholly-owned subsidiary of Blucora, Inc., beneficially owns 738,950 shares, or 5.7% of our outstanding common stock.  The interests of these stockholders may not always coincide with the interests of other stockholders, and they may act in a manner that advances their best interests and not necessarily those of other stockholders, and might affect the prevailing market price for our securities.

If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate actions.  This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock.

A significant number of additional shares of our common stock may be issued upon the exercise or conversion of existing securities, which issuances would substantially dilute existing stockholders and may depress the market price of our common stock.

As of December 1, 2014, we had convertible notes convertible into 1,448,755 shares of common stock, options to purchase 1,719,317 shares of common stock and warrants to purchase 1,215,278 shares of common stock outstanding.  The issuance of these shares of common stock would substantially dilute the proportionate ownership and voting power of existing stockholders, and their issuance, or the possibility of their issuance, may depress the market price of our common stock.

Future sales or issuances of our securities may dilute the ownership of existing stockholders and cause the market price of our common stock to decline.

Absent any acquisitions of new businesses or material increases in revenues from its existing customers, current revenue growth will not be sufficient to sustain the Company’s operations in the long term.  As such, the Company will, in all likelihood, need to obtain additional equity or debt financing and/or divest of certain assets or businesses, none of which can be assured on commercially reasonable terms, if at all.  Any equity financing that might be obtained may dilute the proportionate ownership and voting power of existing stockholders.

Upon the closing of the transactions contemplated under the Purchase Agreement, we will issue and sell to the selling stockholder 250 shares of Series A Preferred Stock.  Such shares of Series A Preferred Stock will be convertible into a total of 384,616 shares of our common stock, and upon the conversion or redemption of such shares, we also will be required to pay to the selling stockholder dividends and any Embedded Derivative Liability, at our sole and absolute discretion, either in cash or in shares of our common stock.  The number of shares of our common stock that may be issued if we elect to pay such dividends and any Embedded Derivative Liability in shares may be significant, but cannot be determined at this time because the applicable calculations are based on our stock price during a period surrounding the date of the conversion or redemption.  Any such issuances of our common stock as a result of the conversion or redemption of Series A Preferred Stock will dilute the proportionate ownership and voting power of existing stockholders and may cause the market price for our common stock to decline.

Provisions in our corporate charter documents and under Delaware law could make an acquisition of the Company more difficult, which acquisition may be beneficial to stockholders.

Provisions in our certificate of incorporation and by-laws, as well as provisions of the General Corporation Law of the State of Delaware (“DGCL”), may discourage, delay or prevent a merger, acquisition or other change in control of the Company, even if such a change in control would be beneficial to stockholders.  These provisions include the following:

•	only our Board of Directors may call special meetings of stockholders;
•	our stockholders may take action only at a meeting and not by written consent; and
•	we have authorized undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval.

Additionally, Section 203 of the DGCL prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.  We have not opted out of the restriction under Section 203, as permitted under DGCL.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus contains forward-looking statements, including information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation.  The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.”  Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.  These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements.  These risks and uncertainties include, among others:

•	our financial condition;

•	our ability to successfully execute our growth and acquisitions strategy, including integration of any new companies into our business;

•	our ability to successfully attract advertisers for our owned and operated websites;

•	our ability to attract and retain key personnel to manage our business effectively;

•	our ability to compete effectively with larger, more established companies;

•	general economic conditions;

•	the liquidity and trading volume of our common stock; and

•	other factors discussed in the section titled “Risk Factors” herein and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended, incorporated by reference herein.

These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.  Given these uncertainties, you should not place undue reliance on these forward-looking statements.  These statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus.

USE OF PROCEEDS

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder.

The selling stockholder will pay any underwriting discounts and commissions and any expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by such selling stockholder in disposing of securities covered by this prospectus.  We will bear the costs, fees and expenses incurred to effect the registration of securities covered by this prospectus, including all registration fees and filing fees, NASDAQ listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDER

This prospectus relates to the sale, from time to time following the date hereof, of up to 4,384,616 shares of our common stock by the selling stockholder named below, and their pledgees, assignees or other successors-in-interest.  The following table sets forth the name of the selling stockholder, the number of shares of common stock owned beneficially by the selling stockholder as of December 1, 2014, the number of shares of common stock that may be offered pursuant to this prospectus, and the number of shares of common stock to be owned by the selling stockholder after this offering, assuming the sale of all shares offered by this prospectus.  All of the information below with respect to the selling stockholder is based on information provided to the Company by the selling stockholder.

The shares of common stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholder.  The registration of these shares does not require that any of the shares be offered or sold by the selling stockholder.  The selling stockholder may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.  After the date of effectiveness, the selling stockholder may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), some or all of their common stock.

Except as otherwise noted herein, neither the selling stockholder nor any of its respective affiliates has held a position or office, or had any other material relationship, with us or our affiliates during the past three years.  The selling stockholder is not a broker-dealer or affiliate of a broker-dealer.

Information concerning the selling stockholder may change from time to time.  Any changed information will be set forth in an amendment to the registration statement or a supplement to this prospectus, to the extent required by law.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.  Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of a security, or investment power, which includes the power to dispose of or to direct the disposition of a security.  A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days.  Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage.  Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.  To our knowledge, the selling stockholder has sole voting and investment power with respect to the indicated shares of common stock.

	Shares Beneficially Owned Prior to the Offering		Maximum Number of	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number	Percent(1)	Shares Offered	Number	Percent(1)
Discover Growth Fund(2)	0	-	4,384,616(3)	0	-
____________

(1)
The applicable percentage of ownership is based on 12,852,255 shares of common stock outstanding as of December 1, 2014.  Shares of common stock issuable upon exercise of options, warrants or other rights beneficially owned that are exercisable within 60 days are deemed outstanding for the purpose of computing the percentage ownership of the person holding such securities.

(2)
The address of the selling stockholder is Governors Square, 23 Lime Tree Bay Avenue, Suite 4-210, Grand Cayman KY1-1209, Cayman Islands.  The terms of the Series A Preferred Stock provide for an issuance limitation such that the selling stockholder may not be issued shares of the Company’s common stock if, after giving effect to the issuance, the selling stockholder would beneficially own more than 9.99% of the common stock then outstanding.  Accordingly, the number of shares of common stock set forth in the table above as being offered by the selling stockholder may exceed the number of shares of common stock that the selling stockholder could own beneficially (after giving effect to the issuance limitation) at any time through its ownership of the Series A Preferred Stock.  In addition, the Series A Preferred Stock will not have any voting rights, including with respect to the election of directors, except as required by law and with respect to certain matters related to the Series A Preferred Stock, as described in this prospectus in the section titled “Description of Capital Stock – Series A Preferred Stock”.

(3)
Represents (i) 384,616 shares of common stock issuable upon the conversion or redemption of 250 shares of Series A Preferred Stock issuable to the selling stockholder under the terms of the Purchase Agreement and (ii) 4,000,000 shares of common stock that may be issued, at our sole and absolute discretion, in payment of dividends and any Embedded Derivative Liability on such shares of Series A Preferred Stock.

PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.  Except as otherwise provided herein, the selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144, if available, rather than under this prospectus.

Under the Purchase Agreement, the selling stockholder agreed that so long as it or any of its affiliates holds any Series A Preferred Stock or common stock underlying such shares, neither the selling stockholder nor any affiliate will engage in or effect, directly or indirectly, any short sale of common stock, including but not limited to, through an investment in any derivative instrument having the same effect.

Any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  The selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Under the Registration Rights Agreement, we have agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

Any persons deemed to be “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than under this prospectus. The selling stockholder have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholder.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Under the Registration Rights Agreement, we agreed to keep this prospectus effective until all of the shares have been resold or may be resold pursuant to Rule 144.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholder or any other person.  We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF CAPITAL STOCK

General

Our Second Restated Certificate of Incorporation, or Charter, authorizes us to issue up to 21,000,000 shares, including 20,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.  As of close of business on December 1, 2014, there were (i) 12,852,255 shares of common stock issued and outstanding, (ii) 1,835,197 shares of common stock reserved for issuance under the equity incentive plans of the Company, including upon exercise of outstanding options to purchase common stock, (iii) 1,215,278 shares of common stock issuable upon exercise of outstanding warrants, (iv) 1,448,755 shares of common stock issuable upon conversion of outstanding convertible promissory notes and (v) no shares of preferred stock issued and outstanding.

The following descriptions are summaries of the material provisions and terms of our capital stock and are qualified by reference to our Charter and our Second Amended and Restated Bylaws, or Bylaws, each as amended to date.

Common Stock

Each share of common stock entitles its holder to one vote on all matters to be voted upon by the stockholders. Common stockholders are not entitled to cumulative voting with respect to the election of directors. Subject to the preferences of any outstanding shares of preferred stock, holders of common stock may receive ratably any dividends that our Board of Directors (our “Board”) may declare out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. The common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

Preferred Stock

Under our Charter, our Board is authorized generally without stockholder approval to issue shares of preferred stock in one or more series and, in connection with the creation of each such series, to fix the number of shares of such series and designate the powers, preferences and rights of such series, including dividend rights, redemption rights, liquidation preferences, sinking fund provisions, conversion rights and voting rights, any or all of which may be greater than the rights of the common stock.

Series A Preferred Stock

On November 17, 2014, we entered into the Purchase Agreement with the selling stockholder. Pursuant to the Purchase Agreement, we agreed to issue and sell to the selling stockholder 250 shares of a new class of Series A Preferred Stock, convertible into shares of the Company’s common stock at a fixed Conversion Price of $6.50 per share, for a total purchase price of $2,500,000.00, subject to the satisfaction of certain closing conditions.  These closing conditions include conditions customary for transactions of this type as well as (i) approval by the Company’s stockholders of the Purchase Agreement in accordance with the requirements of NASDAQ Listing Rule 5635(d) and (ii) the staff of the SEC indicating that it is willing to declare effective a registration statement registering the shares of common stock issuable under the terms of the Series A Preferred Stock.  The Purchase Agreement will terminate automatically if the closing has not occurred on or before February 15, 2015. Series A Preferred Stock purchased by the Selling Stockholder will be non-transferable.

The terms of the Series A Preferred Stock are set forth in a Certificate of Designations, to be filed with the Secretary of State of the State of Delaware prior to the closing.  A summary of the material terms of the Series A Preferred Stock is set forth below.

Designation and Ranking.  The Company has designated 1,000 shares of Series A Preferred Stock.  The Series A Preferred Stock will rank (i) senior with respect to dividends to the common stock, (ii) pari passu with respect to rights upon liquidation with the common stock and (iii) junior to all existing and future indebtedness.

Voting.  The Series A Preferred Stock will not have any voting rights, including with respect to the election of directors, except as required by law; provided, however, the Company will not, without the affirmative approval of the holders of a majority of the shares of the Series A Preferred Stock then outstanding (voting separately as one class), (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designations, (ii) authorize or create any class of stock ranking as to distribution of dividends senior to the Series A Preferred Stock, (iii) amend its certificate of incorporation or other charter documents in breach of any of the provisions hereof, (iv) increase the authorized number of shares of Series A Preferred Stock or (v) enter into any agreement with respect to the foregoing.

Dividends.  From the date of issuance, each share of Series A Preferred Stock will accrue dividends at a rate of 8.0% per annum (the “Dividend Rate”), subject to adjustment as discussed below, on its face value of $10,000 (the “Face Value”), payable upon conversion or redemption of such share and when, as and if otherwise declared by the Board.  Dividends and any Embedded Derivative Liability are payable, at the Company’s sole and absolute discretion, either in cash or in shares of common stock valued at 80.0% of the applicable market price less $0.05 per share.  The applicable market price of the common stock for purposes of the foregoing is (i) the volume weighted average price of the common stock for the period commencing 30 days before the conversion or redemption of the Series A Preferred Stock or other applicable event and ending 90 days after the later of such date and the holder’s receipt of all applicable shares of common stock from such conversion or redemption or payment, not to exceed (ii) the average of the  individual daily volume weighted average prices of the common stock for any five trading days during such period, selected by the holder in its sole and absolute discretion.

Liquidation Rights.  Upon the Company’s liquidation, dissolution or winding up, holders of Series A Preferred Stock will be entitled to payment of the Face Value plus any accrued but unpaid dividends with respect to such shares.

Company Redemption for Cash.  The Company will have the right, in its sole and absolute discretion, to redeem for cash all or any portion of the shares of Series A Preferred Stock then outstanding by paying the holder the following with respect to such shares: (i) if the redemption takes place on or after the five-year anniversary of issuance (the “Dividend Maturity Date”), the Face Value plus any accrued but unpaid dividends; (ii) if the redemption takes place prior to the Dividend Maturity Date, at an early redemption price equal to the Face Value plus any Embedded Derivative Liability minus any dividends paid; or (iii) if the price of the common stock falls below $4.00 and the redemption is made within 10 days thereafter, 150% of the Face Value.  The “Embedded Derivative Liability” for each share of Series A Preferred Stock means the Face Value multiplied by the product of (i) the applicable Dividend Rate and (ii) the number of whole years between the issuance date and the Dividend Maturity Date, i.e. five years.

Credit Risk Adjustment. The Dividend Rate will adjust upward by an amount equal to a defined credit spread adjustment of 98.45 basis points for each amount, if any, equal to an adjustment factor of $0.20 that a measuring metric, the applicable market price of the common stock, falls below a minimum triggering level of $5.50 per share of common stock.  The Dividend Rate will permanently adjust downward by an amount equal to a rate decrease adjustment of 3.0% for each amount, if any, equal to a rate factor of $1.00 that the measuring metric rises above a maximum triggering level of $8.50 per share of common stock for at least 30 consecutive trading days, but will not go below zero.  The applicable market price of the common stock for purposes of the foregoing is determined in the same manner as set forth in the Dividends section above.

Conversion into Common Stock.  Each share of Series A Preferred Stock will be convertible into such number of shares of common stock equal to the Face Value divided by the Conversion Price.  The Selling Stockholder may convert its shares of Series A Preferred Stock at any time, and the Company may effect a conversion if the closing price of the common stock exceeds 300% of the Conversion Price for any 20 consecutive trading days, subject at all times to the Issuance Limitation (as defined below) and certain other conditions set forth in the Certificate of Designations.

Issuance Limitation.  At no time will the Company issue shares of common stock to a holder of Series A Preferred Stock pursuant to the Certificate of Designations (whether upon conversion of the Series A Preferred Stock or payment of dividends or any Embedded Derivative Liability in common stock) if the number of shares of common stock to be issued, when aggregated with all other shares of common stock then beneficially (or deemed beneficially) owned by such holder, would result in such holder owning more than 9.99% of the common stock then outstanding (the “Issuance Limitation”).

Convertible Notes

On January 29, 2014 (the “January 2014 Note”), November 14, 2013 (the “November 2013 Note”), April 2, 2013 (the “April 2013 Note”), and November 23, 2012 (the “November 2012 Note”), the Company issued Senior Secured Convertible Promissory Notes to Digipac in the original principal amounts of $3,500,000, $2,500,000, $4,000,000 and $1,800,000, respectively, in exchange for cash equal to the respective original principal amounts.  The January 2014 Note, November 2013 Note, April 2013 Note and November 2012 Note are collectively referred to herein as the “Digipac Notes.”

The January 2014 Note and November 2013 Note bear interest at a rate of 6.67% per annum for the first year and 8.67% per annum thereafter, with interest payable quarterly and all unpaid principal and any accrued but unpaid interest due and payable on the second anniversary of issuance. At any time, Digipac may elect to convert all or any portion of the outstanding principal amount and accrued but unpaid interest under such notes into shares of common stock at a conversion price of $5.03 per share for the January 2014 Note and $3.75 per share for the November 2013 Note. The Company also may elect to convert all or any portion of the outstanding principal amount and accrued but unpaid interest under such notes into common stock at the applicable conversion price if the volume weighted average price of the common stock is equal to at least 150% of the applicable conversion price for at least 30 of the 40 trading days immediately prior to the date of the Company’s election.  The Company may prepay all or a portion of such notes at any time upon at least 15 days’ prior written notice to Digipac.  As of December 1, 2014, the January 2014 Note and November 2013 Note were convertible into a total of 1,448,755 shares of common stock.

The April 2013 Note bore interest at a rate of 6.67% per annum for the first year and 8.67% per annum thereafter, and the November 2012 Note bore interest at a rate of 6.67% per annum. The outstanding principal amount and accrued but unpaid interest under the April 2013 Note and the November 2012 Note were convertible into common stock at a conversion price of $2.00 per share for the April 2013 Note and $1.30 per share for the November 2012 Note. On November 12, 2013, Digipac converted the $4,000,000 principal amount and $164,466 accrued but unpaid interest outstanding under the April 2013 Note into 2,082,233 shares of common stock, and converted the $1,800,000 principal amount and $116,771 accrued but unpaid interest outstanding under the November 2012 Note into 1,474,439 shares of common stock.

In connection with the issuance of the November 2012 Note, the Company and Digipac entered into a Security Agreement dated as of November 23, 2012 (the “Security Agreement”) to secure the Company’s obligations under such note.  The Security Agreement provides that the Company’s obligations are secured by all assets of the Company other than the shares of common stock of Sharecare, Inc. owned by the Company.  The Company and Digipac subsequently entered into amendments to the Security Agreement in connection with the issuances of the April 2013 Note, the November 2013 Note and the January 2014 Note to include the Company’s obligations under such notes as obligations secured by the Security Agreement.

Stock Options

As of December 1, 2014, there were options to purchase 1,719,317 shares of common stock outstanding.

Warrants

2012 Investor Warrants

On February 29, 2012, the Company issued warrants to purchase an aggregate of 236,194 shares of common stock at an exercise price of $6.81 per share as part of an equity private placement (the “2012 Investor Warrants”).  The 2012 Investor Warrants have a term of five years and six months, became exercisable six months after issuance, and provide for weighted average anti-dilution protection.  As of December 1, 2014, there were 2012 Investor Warrants to purchase 215,278 shares of common stock outstanding and the exercise price of the 2012 Investor Warrants was $5.22 per share.

Hotelmobi Warrants

On May 2, 2014, as partial consideration for the Company’s acquisition of Hotelmobi Inc., the Company issued to former Hotelmobi stockholders warrants to purchase 500,000 shares of common stock at an exercise price of $8.00 per share and warrants to purchase 500,000 shares of common stock at an exercise price of $12.00 per share (the “Hotelmobi Warrants”).  The Hotelmobi Warrants have a term of five years and vest 12.5% on the last day of each fiscal quarter beginning June 30, 2014, provided the recipient is employed by the Company on such date or has been terminated other than for cause.  As of December 1, 2014, there were Hotelmobi Warrants to purchase 1,000,000 shares of common stock outstanding.

Registration Rights

We entered into a registration rights agreement, dated as of February 29, 2012 (the “2012 Registration Rights Agreement”), with accredited investors who purchased an aggregate of 944,777 shares of our common stock and 2012 Investor Warrants to purchase 236,194 shares of our common stock in a private placement on February 29, 2012.  The 2012 Registration Rights Agreement provides that promptly following the closing of the private placement, but no later than 30 days thereafter, the Company would prepare and file with the SEC a registration statement on Form S-3 covering the resale of the shares of common stock and the shares underlying the 2012 Investor Warrants sold.  The 2012 Registration Rights Agreement also provides for certain piggyback registration rights, among other things.  The Company filed a registration statement on Form S-3 covering these shares with the SEC on March 23, 2012, which was declared effective on March 30, 2012.

We entered into stock purchase agreements, dated June 16, 2014, with accredited investors who purchased an aggregate of 470,000 shares of our common stock in a private placement.  Under these purchase agreements, we agreed that promptly following the closing of the private placement, but no later than 15 business days thereafter, the Company would prepare and file with the SEC a registration statement on Form S-1 covering the resale of the shares of common stock sold, and the investors agreed to a 180-day lockup with respect to such shares.

The January 2014 Note and the November 2013 Note provide that we will negotiate and enter into a registration rights agreement providing Digipac with demand and piggyback registration rights with respect to the shares of our common stock underlying such notes.

The Company filed with the SEC a registration statement on Form S-1 covering the resale of 220,833 shares of our common stock issuable upon exercise of the 2012 Investor Warrants issued in the February 2012 private placement, 470,000 shares of our common stock issued in the June 2014 private placement and 1,420,497shares of our common stock issuable upon conversion of the January 2014 Note and the November 2013 Note, which registration statement was declared effective on August 26, 2014.

In connection with the Purchase Agreement, the Company entered into the Registration Rights Agreement with the selling stockholder, providing that the Company will file with the SEC a Registration Statement covering the resale by the selling stockholder of (x) up to 384,616 shares of common stock issuable upon conversion or redemption of the Series A Preferred Stock to be sold under the Purchase Agreement and (y) up to 4,000,000 shares of common stock that may be issued, at the Company’s sole and absolute discretion, in payment of dividends and any Embedded Derivative Liability with respect to such shares of Series A Preferred Stock, and maintain the effectiveness of such registration statement until all shares have been resold or may be resold pursuant to Rule 144 without restriction.  This prospectus covers the resale of such shares.

Anti-Takeover Provisions

Provisions in our Charter and Bylaws, as well as provisions of the DGCL, may discourage, delay or prevent a merger, acquisition or other change in control of the Company, even if such a change in control would be beneficial to stockholders.  These provisions include the following:

•	only our Board may call special meetings of stockholders;
•	our stockholders may take action only at a meeting and not by written consent; and
•	we have authorized undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval.

Additionally, Section 203 of the DGCL prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.  We have not opted out of the restriction under Section 203, as permitted under DGCL.

Listing

Our common stock is currently quoted on the NASDAQ Capital Market under the symbol “MARK”.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare LLC.

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus will be passed upon for us by Olshan Frome Wolosky LLP, New York, New York.

EXPERTS

Cherry Bekaert LLP, our independent registered public accounting firm, has audited our consolidated financial statements contained in our Annual Report on Form 10-K, as amended on April 7, 2014, for the year ended December 31, 2013, and the consolidated financial statements of Hotelmobi, Inc. contained in our Form 8-K/A filed with the SEC on July 18, 2014 and amended on July 23, 2014, which financial statements are incorporated by reference in this prospectus and elsewhere in this registration statement.  Such financial statements are incorporated by reference in reliance on their reports given upon their authority as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the shares of our common stock to be sold pursuant to this prospectus.  This prospectus does not contain all the information contained in the registration statement.  For additional information with respect to the Company and the shares that may be sold pursuant to this prospectus, we refer you to the registration statement and the exhibits and schedules attached to the registration statement.  Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete.  When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits.

The SEC allows us to incorporate by reference information contained in documents we file with it, which means that we can disclose important information to you by referring you to those documents already on file with the SEC that contain that information.  The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus and the termination of the offering of the securities covered by this prospectus, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any Current Report on Form 8-K (and exhibits filed on such form that are related to such items):

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014 and amended on April 7, 2014;

2.
Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2014, filed with the SEC on May 15, 2014, the fiscal quarter ended June 30, 2014, filed with the SEC on August 14, 2014, and the fiscal quarter ended September 30, 2014, filed with the SEC on November 14, 2014;

3.
Our Current Reports on Form 8-K filed with the SEC on January 24, 2014, February 4, 2014, February 18, 2014, February 21, 2014, March 13, 2014, April 23, 2014, May 7, 2014 (as amended on July 18, 2014 and July 24, 2014), May 22, 2014, and November 17, 2014; and

4.
The description of our common stock contained in our Registration Statement on Form 8-A (Registration No. 001-33720) filed with the SEC on October 3, 2007, including any amendments or reports filed for the purpose of updating such description.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act.  In accordance with the Exchange Act, we file periodic reports, proxy and information statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549.  You may also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at the same address.  You may obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  Our filings with the SEC are also available to the public over the Internet at the SEC’s website at www.sec.gov.  You may also find documents we filed on our website at www.remarkmedia.com.  Information contained in or accessible through our website does not constitute a part of this prospectus.

Upon written or oral request, we will provide at no cost to the requester a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain copies of these documents from us, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by requesting them in writing or by telephone at the following address:

Remark Media, Inc.
3930 Howard Hughes Parkway, Suite 400
Las Vegas, Nevada 89169
Attention: Chief Financial Officer
(702) 701-9514

4,384,616 Shares of Common stock __________________________ PROSPECTUS __________________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the approximate amount of expenses in connection with the offering of the securities being registered (other than brokerage commissions, discounts or other expenses relating to the sale of the securities by the selling security holder), all of which will be paid by the Company.  With the exception of the SEC registration fee, all of the amounts shown are estimates.

SEC registration fee		$2,471.04
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*           To be provided by amendment.

Item 15.  Indemnification of Directors and Officers.

Our Charter provides that, to the fullest extent permitted by the DGCL, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Each of our Charter and Bylaws also provide as follows:

(a)           The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)           The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)           To the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections (a) and (b) above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)           Any indemnification under sections (a) and (b) above (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in sections (a) and (b) above.  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Company.

We have obtained liability insurance covering our directors and executive officers for claims asserted against them or incurred by them in such capacity.

Item 16.  Exhibits.

Exhibit Number	Description of Document	Form	Dated	Exhibit Number	Filed Herewith

3.1	Second Restated Certificate of Incorporation	10-K	3/23/2012	3.1

3.2	Second Amended and Restated Bylaws	8-K	12/18/2007	3.2

3.3	Amendment No. 1 to Second Amended and Restated Bylaws	8-K	2/21/2014	3.1

4.1	Specimen certificate of common stock of Remark Media, Inc.	10-K	3/23/2012	4.1

4.2	Registration Rights Agreement, dated as of November 17, 2014, by and between Remark Media, Inc. and Discover Growth Fund	8-K	11/17/2014	10.2

4.3	Certificate of Designations of Series A Preferred Stock				(1)

5.1	Opinion of Olshan Frome Wolosky LLP				(1)

10.1	Stock Purchase Agreement, dated as of November 17, 2014, by and between Remark Media, Inc. and Discover Growth Fund	8-K	11/17/2014	10.1

23.1	Consent of Cherry Bekaert LLP				X

23.2	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1)				(1)

24.1	Power of Attorney (included on the signature page hereto)				X

______________________________
(1)           To be filed by amendment.

Item 17.  Undertakings.

(a)          The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

 (i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

 (ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

 (iii)         To include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)           That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on the 3rd day of December, 2014.

REMARK MEDIA, INC.

By:	/s/ Kai-Shing Tao
	Name:	Kai-Shing Tao
	Title:	Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kai-Shing Tao	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	December 3, 2014
Kai-Shing Tao

/s/ Douglas M. Osrow	Chief Financial Officer (Principal Financial and Accounting Officer)	December 3, 2014
Douglas M. Osrow

/s/ Theodore P. Botts	Director and Chairman of the Audit Committee	December 3, 2014
Theodore P. Botts

Director and Chairman of the Compensation Committee
Robert G. Goldstein

/s/ William W. Grounds	Director and Chairman of the Nominating and Governance Committee	December 3, 2014
William W. Grounds

/s/ Jason E. Strauss	Director	December 3, 2014
Jason E. Strauss

EXHIBIT INDEX

Exhibit Number	Description of Document	Form	Dated	Exhibit Number	Filed Herewith

3.1	Second Restated Certificate of Incorporation	10-K	3/23/2012	3.1

3.2	Second Amended and Restated Bylaws	8-K	12/18/2007	3.2

3.3	Amendment No. 1 to Second Amended and Restated Bylaws	8-K	2/21/2014	3.1

4.1	Specimen certificate of common stock of Remark Media, Inc.	10-K	3/23/2012	4.1

4.2	Registration Rights Agreement, dated as of November 17, 2014, by and between Remark Media, Inc. and Discover Growth Fund	8-K	11/17/2014	10.2

4.3	Certificate of Designations of Series A Preferred Stock				(1)

5.1	Opinion of Olshan Frome Wolosky LLP				(1)

10.1	Stock Purchase Agreement, dated as of November 17, 2014, by and between Remark Media, Inc. and Discover Growth Fund	8-K	11/17/2014	10.1

23.1	Consent of Cherry Bekaert LLP				X

23.2	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1)				(1)

24.1	Power of Attorney (included on the signature page hereto)				X

______________________________
(1)           To be filed by amendment.